Exhibit 10.19
AGREEMENT OF SUBORDINATION AND STANDSTILL

THIS AGREEMENT OF SUBORDINATION AND STANDSTILL, including amendments, modifications, and supplements (all hereinafter referred to as the "Agreement") as of this 24th  day of February, 2010  by and among WLG (USA) LLC and World Commerce Services, L.L.C., jointly and severally, both limited liability companies organized and existing under the laws of the State of Illinois, with principal places of business located at 920 East Algonquin Road, Suite 120, Schaumburg, Illinois, 60173 (“collectively, Debtor”) NOVA Business Credit, a division of NOVA Bank, having its office at 1235 Westlakes Drive, Suite 420, Berwyn, PA 19312 ("Senior Lender"), and WLG Inc., a corporation organized and existing under the laws of the State of Delaware with principal offices located at 920 East Algonquin Road, Suite 120, Schaumburg, Illinois, 60173 ("Subordinator").

WITNESSETH:

Pursuant to the Loan Agreements and Notes described in Exhibit "A" attached hereto and made part hereof, all as amended and to be amended (collectively, the "Loan Agreements"), Senior Lender has made or is about to make certain Loans and advances to the Debtor (collectively, the "Loans"). Debtor is obligated to Senior Lender for the payment of the Loans and all other advances and Obligations as such term  is defined in the Loan Agreements. The Obligations are secured by the first priority liens and security interests on certain collateral security described in the Loan Agreements.

All of the Loan Agreements and all agreements, instruments and documents executed in connection with the Loans and Obligations shall be hereinafter referred to as the "Loan Documents".

All amounts due to the Subordinator from Debtor, whether currently existing or hereinafter arising, shall be hereinafter referred to collectively as the “Subordinated Loans” (Exhibit B). The terms and conditions set forth in the documents, if any, executed in connection with the Subordinated Loans or pursuant to any understanding between or among the Subordinator or the Debtor shall be hereinafter referred to as the “Subordinated Loan Documents”.

As a condition to the Loans made and to be made by Senior Lender to the Debtor, the Loan Documents provide that the Subordinated Loans and all security therefor must be junior and subordinate to the payment of Loans and the Obligations due and owing to Senior Lender pursuant to the Loan Documents and the collateral therefor to the extent, and for the term set forth in this Agreement.

NOW, THEREFOR, in consideration of, and to induce Senior Lender to make the Loans to the Debtor pursuant to the Loan Documents, as now or hereinafter amended, and with the knowledge that the Senior Lender would not make the Loans but for the promises of the Subordinator contained in this Agreement, the Subordinator hereby absolutely and unconditionally represents, warrants, covenants and agrees that:

1) Notwithstanding any term, condition or provision of any of the Subordinated Loan Documents executed in connection with any Subordinated Loans to Debtor to the contrary, to induce the Senior Lender to lend or advance monies or otherwise extend credit to or for the benefit of Debtor in accordance with the Loan Documents and to better secure the Senior Lender in respect thereof, Subordinator hereby subordinates (a) all of its rights (whether absolute or contingent) under the Subordinated Loan Documents (including, without limitation, any guaranty), including (except as provided in Paragraph 3) all payments of interest and principal (the "Subordinated Loan Payments"), owed by Debtor to Subordinator, and (b) any lien or security interest in favor of Subordinator in any assets of Debtor or executed in connection with any Subordinated Loan, to all debts, demands, claims, liabilities, (whether such amounts represent principal or interest or prepayment thereof, and all Obligations which are due or to become due, direct or indirect, absolute or contingent), or causes of action for which Debtor, or any successor or assign of Debtor, including, without limitation, a receiver, trustee or debtor in possession may now or at any time hereinafter in any way be liable to Senior Lender as a result of the Loans as evidenced by the Loan Documents and any collateral security for any of the Obligations.

2) Until the Obligations are satisfied in full, (a) all liens and security interests of Subordinator, whether now or hereinafter arising and howsoever existing, in any assets and/or properties of Debtor or Debtor or in any collateral or assets securing the Loans or Obligations shall be and hereby are subordinated to the  rights and interests of the Senior Lender in those assets and properties and the collateral described in the Loan Documents regardless of the time of creation or attachment of security interest or of recording or filing of mortgages, financing statements or other documents relating thereto, (b) Subordinator shall not: (i) enforce or attempt to enforce any rights which it may ever have in and to any security interest in any assets and properties, or collateral of Debtor given as security for any of the Subordinated Loans, (ii) act as a petitioning creditor in any bankruptcy, receivership or similar proceeding filed against Debtor, or (iii) accelerate any portion of the  Subordinated Loan Payments for any purposes or (iv) pursue any and all other rights and remedies granted to any Subordinator under any of the Subordinated Loan Documents executed in connection with any of the Subordinated Loans, or by law. The Subordinator shall have no right to possession of any of the assets, collateral and/or properties of Debtor or to foreclose upon any such assets, collateral and/or properties, whether by judicial action or otherwise, or take any other action described in this paragraph unless and until all of the Obligations shall have been full and finally paid, performed and satisfied and all financing arrangements between Debtor and the Senior Lender have been terminated.

3) Subject to the provisions of the Loan Agreement, Debtor may not make any payments  to the Subordinator at the times and to the extent set forth in the Subordinated Loan Documents or for any other purpose. Furthermore, no Subordinated Loan may be prepaid, cancelled, or exchanged and Subordinator shall not ask for, demand, take or receive from Debtor or any of the Assets of Debtor any prepayment, cancellation or exchange of the Subordinated Loan and Debtor shall not have any right to prepay, cancel or exchange the Subordinated Loan without the prior written Consent of Senior Lender.

4) Furthermore, upon the occurrence of an Event of Default under any of the Loan Documents, and thereinafter, so long as the Obligations remain unsatisfied in addition to the restrictions contained in Paragraph 2: (a) Debtor shall   not pay and the Subordinator shall not accept payment of, or ask, demand, sue for, take or receive from Debtor, by set off, receipt of proceeds of collateral, or in any other manner, the whole or any part of any of the Subordinated Loan Payments which may now or hereinafter be owing under or in connection with the Subordinated Loans; and, (b) Subordinator shall not: (i) enforce or attempt to enforce any rights which it may ever have against Debtor in connection with any of the Subordinated Loans or (ii) pursue any other rights and remedies granted to Subordinator under any of the Subordinated Loan Documents executed in connection with any of the Subordinated Loans, or by law, unless or until the final payment in full  of all Obligations has been made, performed and satisfied with interest, including interest accruing after filing of a bankruptcy petition, and all financing arrangements pursuant to the Loan Documents have been terminated. Such evidence of payment in full of the Obligations shall be furnished to the Subordinator only by the Senior Lender, and no Subordinator may rely on any statements of Debtor as to the payment of the Loans. The occurrence of an Event of Default under any of the Loan Documents shall be conclusively evidenced by the Senior Lender's notice of such occurrence forwarded by the Senior Lender to Subordinator.

5) Subordinator hereby authorizes Senior Lender to execute and/or record such documents as are necessary or appropriate, including UCC-3 amendments, to evidence the subordination of Subordinator's liens, security interests, rights or claims against Debtor and its Assets to the extent provided in this Agreement.

6) Subordinator has not assigned or transferred any of its rights, title and interest under any Subordinated Loan, to any other person, and Subordinator will not make any assignment or transfer thereof. Any assignment or transfer in violation of this Paragraph 5 shall be void and of no legal effect with respect to the rights of the Senior Lender under this Agreement. Any assignment or transfer made by Subordinator whether in violation of this Paragraph 5 or otherwise shall, in all cases, be made subject to the terms and conditions of the subordination provisions set forth in this Agreement.

7) Subordinator waives notice of and acceptance hereof, the giving or extension of credit to Debtor by the Senior Lender or the taking or releasing of security for the payment thereof, and waives all presentment, demand, protest, notice of protest and default, and all other notices to which the Subordinator might otherwise be entitled in connection with the Loans except notice of the occurrence of an Event of Default.

8) This Agreement and the obligations of Debtor and Subordinator and the rights and privileges of the Senior Lender hereunder shall continue until the final payment in full of all Obligations, claims, monies, indebtedness and other sums owed to the Senior Lender arising out of and in connection with the Loans, notwithstanding any action or non-action of the Senior Lender with respect thereto or any collateral therefore and any guaranties thereof.

9) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Debtor, or its creditors, as such, or to its property, (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshaling of assets and liabilities of Debtor, or any sale of all or substantially all of the assets of Debtor, or otherwise), the Obligations shall first be paid in full before Subordinator shall be entitled to receive and to retain any payment or distribution in respect of the Subordinated Loan Payments due under any Subordinated Loan and, in order to implement the foregoing: (a) all payments and distributions of any kind or character in respect of the Subordinated Loan Payments due under any Subordinated Loan to which Subordinator would otherwise be entitled if the Subordinated Loan Payments due under the Subordinated Loan were not subordinated and pledged or assigned pursuant to this Agreement, shall be made directly to Senior Lender as payment in respect of the Obligations; (b) the Subordinator shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Loan Payments due under the Subordinated Loan, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to made directly to the Senior Lender; and (c) Subordinator hereby irrevocably agrees that the Senior Lender may, at its sole discretion, in the name of Subordinator or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceedings with respect to any and all claims of Subordinator relating to the Subordinated Loan for application toward the Loan, all of which are hereby assigned to Senior Lender.

10) In the event that Subordinator receives any payment or other distribution of any kind or character from Debtor, or from any other source whatsoever, in respect of any of any Subordinated Loan Payments due under any Subordinated Loan, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Senior Lender and promptly turned over by the Subordinator to the Senior Lender for application toward the Obligations. Subordinator will mark its books and records so as to clearly indicate that the payments due under the Subordinated Loan are subordinated in accordance with the terms of this Agreement. Subordinator will execute such further documents or instruments and take such further actions as the Senior Lender may reasonably from time to time request to carry out the intent of this Agreement.

11) All payments and distributions received by the Senior Lender under this Agreement in respect of the payments due under any Subordinated Loan for application toward the repayment of the Obligations, to the extent received in or converted into cash, may be applied by the Senior Lender first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Senior Lender in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Loan Payments due under the Subordinated Loan or any security therefor, and any balance thereof shall, solely as between the Subordinator and the Senior Lender, be applied by the Senior Lender in such order of application as the Senior Lender may from time to time select, toward the repayment of the outstanding balance of the Obligations.

12) Subordinator hereby waives: (a) notice of acceptance by the Senior Lender of this Agreement; (b) notice of the existence or creation of all or any of the Loans; and (c) all diligence in collection or protection of or realization upon the Loans, or any part thereof, or any security therefor.

13) The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, at its sole discretion and without notice to Subordinator, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure the Obligations; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to the Obligations ;(c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange the Obligations, or release or compromise any obligation of any nature of any obligor with respect to the Obligations; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any property securing the Obligations, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature or any obligor with respect to any such property. Subordinator waives any claim that Subordinator may have against the Senior Lender arising out of the borrowing of, or grant of a security interest under Section 364 of the Bankruptcy Code (11 U.S.C. §101, et seq.)to the Debtor, as debtor in possession. or to any trustee appointed in a proceeding involving the Debtor.

14) This Agreement shall be binding on Subordinator, Debtor, their respective successors and assigns and shall inure to the benefit of Senior Lender, its successors and assigns.

15) This Agreement shall be interpreted and enforced in accordance with and shall be subject to the laws of the Commonwealth of Pennsylvania.

16) Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by facsimile, courier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or to such other address as any party shall hereinafter inform the other party hereto by written notice given as aforesaid.

If to Debtor:        WLG (USA) LLC
World Commerce Services, L.L.C.
920 East Algonquin, Suite 120
Schaumburg, Illinois 60173
Attn: Edmund C. Pawelko, Chief Executive Officer
Fax: 630-477-0483

If to the Senior Lender:

NOVA Business Credit, a division of NOVA Bank
1235 Westlakes Drive, Suite 420
Berwyn, PA 19312
Attn: Randi M. Hershgordon, Vice President
Fax: 610-993-4162

If to the Subordinator:

WLG Inc.
920 East Algonquin Road, Suite 120
Schaumburg, Illinois 60173
Attn: David L. Koontz, Chief  Financial Officer
Fax: 781-295-4007

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to Debtor, Subordinator or the Senior Lender.

17) Subordinator shall not consent to, enter into, agree to or otherwise permit any amendment, modification or other change in the terms, conditions and provisions of the Subordinated Loan, the Subordinated Loan Documents and any other documents or instruments executed in connection therewith, without the prior consent of the Senior Lender. Subordinator shall promptly give Senior Lender written notice of the occurrence of a default or an event of default under the Subordinated Loan Documents.

18) Any payments received by Senior Lender may be applied and reapplied, in whole or in part, to any of the Obligations as Senior Lender, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, Subordinator expressly waives any right as a result of, or with respect to: (a) any obligation or failure by Senior Lender to marshal any assets in favor of Senior Lender or against or in payment of all or any part of the Subordinated Loan; (b) any failure by Senior Lender to enforce in any particular order any security interests in or lien upon the collateral or any other Assets of Debtor or any other obligor or guarantor of the Obligations; (c) any failure by Senior Lender to pursue any remedy against Debtor or upon the collateral or other Assets of Debtor or against any other individual, entity or property that may be liable for or serve as security for the Obligations, including any guarantor, or any collateral for any guaranty, of the obligations of Debtor under the Loan Agreements; (d) any release by Senior Lender of: (i) any security interests in or lien upon any collateral, (ii) any obligor, guarantor or other individual or entity now or hereinafter liable for the Obligations or (iii) any other property that may now be or hereinafter be security for the Obligations; (e) any amendment to or modification of the Loan Agreements or any other documents or agreements between Senior Lender and Debtor or any individual or entity liable for the Obligations; or (I) any failure by Senior Lender to pursue any other rights or remedy due to Senior Lender.

19) To the extent that the Debtor makes a payment or payments to Senior Lender, which payment or payments or any parts thereof are subsequently invalidated, avoided, declared to be fraudulent, or preferential, set aside or required to be repaid to a debtor in possession, a trustee, a receiver, or any other party under the Bankruptcy Code, any state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or parts thereof intended to be satisfied shall be revived and continued in full force and effect as part of the Obligations as if such payment had not been made and shall be subject in all respects to the subordination and other provisions in favor of Senior Lender hereunder. This Agreement shall continue until any such revived Debtor Obligation shall be finally satisfied.

20) In the event that Subordinator exercises any right under any Subordinated Loan Documents or any other document or agreement to which Subordinator is a party to enforce any rights against Debtor, Subordinator will not prevent or attempt to prevent the exercise in any manner of any right or remedy of Senior Lender under the Loan Agreements or challenge the validity, enforceability or priority of any of the Obligations or the obligation of any person therefore or any security for any such obligation.

21) Subordinator shall not consent to, enter into, agree to or otherwise permit any amendment, modification or other change in the terms, conditions and provisions of any Subordinated Loan, the Subordinated Loan Documents and any other documents or instruments executed in connection therewith, without the prior consent of the Senior Lender.

22) The execution, delivery and performance of its obligations under this Agreement does not presently and will not in the future cause a default or violation under or conflict with any material agreement, indenture, document or certificate to which Subordinator may be a party or to which Subordinator may be bound and will not result in Subordinator being in material violation of or materially out of compliance with any federal, state or municipal law, statute, rule, regulation or ordinance of any governmental authority having jurisdiction over Subordinator's businesses and/or operations.

23) SUBORDINATOR HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREINAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE SUBORDINATOR, THE SENIOR LENDER AND THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

24) Senior Lender has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Obligations, the Loan Documents or the collectability of the Obligations, and that the Senior Lender shall be entitled to manage and supervise the Obligations in accordance with applicable law and its usual banking practices, modified from time to time as it deems reasonably appropriate under the circumstances.

25) No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder, unless the same shall be in writing signed on behalf of the Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Lender in any other respect at any other time.

26) Subordinator hereby assumes responsibility for keeping itself informed of the financial condition of Debtor and all other circumstances bearing upon the risk of non-payment of the Obligations and/or any Subordinated Loan that diligent inquiry would reveal, and Subordinator hereby agrees that the Senior Lender shall have no duty to advise Subordinator of information known to the Senior Lender regarding such condition or any such circumstances.

27) If any provisions of this Agreement shall be invalid under any applicable laws, such invalidity shall not affect any other provisions of this Agreement that can be given effect without the invalid provision and to this end, the provisions hereof are severable.

28) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

29) Subordinated Loan Documents are, or will on the date hereof be, inscribed with a legend conspicuously indicating that the payment thereof is subordinated to the claims of Senior Lender pursuant to the terms of this Subordination Agreement. Any instrument evidencing any indebtedness or any portion of any indebtedness owing by Debtor to Subordinator, whether or not negotiable, that is hereinafter executed by Debtor shall, on the date thereof be inscribed with the foregoing legend.

30) Subordinator acknowledges and agrees that any breach by subordinator of the Agreement shall constitute a default under that certain Surety Agreement dated February 24, 2010 and shall entitle Senior Lender to exercise its rights and remedies hereunder and thereunder, including the right to confess judgment against Subordinator as provided therein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, and if by a corporation, by their appropriate authorized corporate officers and their corporate seals to be hereunto affixed and attested pursuant to the resolutions of their respective boards of directors, all as of the day and year first above written.

ATTEST/WITNESS:
WLG Inc. (“Subordinator”)

/s/ Mary D. McAleer	By:	/s/ David L. Koontz
David L. Koontz
	Its:	Chief Financial Officer

ATTEST/WITNESS:		WLG (USA) LLC
(“Debtor”)

/s/ Mary D. McAleer	By:	/s/ Edmund C. Pawelko
Edmund C. Pawelko
	Its:	Chief Executive Officer

ATTEST/WITNESS:		World Commerce Services, L.L.C.
(“Debtor”)

/s/ Mary D. McAleer	By:	/s/ Edmund C. Pawelko
Edmund C. Pawelko
	Its:	Chief Executive Officer

ATTEST/WITNESS:		NOVA Business Credit, a division of
NOVA Bank
(“Senior Lender”)

/s/ Mary D. McAleer	By:	/s/ Randi M. Hershgordon
Randi M. Hershgordon
	Its:	Vice President
[Corporate Seal]

EXHIBIT "A"

LOAN AGREEMENTS & NOTES

1.
Loan and Security Agreement between WLG (USA) LLC and World Commerce Services, L.L.C.  and NOVA Business Credit, a division of NOVA Bank dated February 24, 2010, as amended, modified and extended from  time to time.

2.
Revolving Credit Note in the original principal amount of $3,000,000 by WLG (USA) LLC and World Commerce Services, L.L.C.   in favor of NOVA Business Credit, a division of NOVA Bank dated February 24, 2010, as amended, modified and extended from time to time.

EXHIBIT "B"

SUBORDINATED LOANS

All amounts due to WLG Inc. from Debtor other than accounts payable in the ordinary course of business, whether currently existing or hereinafter arising.